UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2013

Digital Generation, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	1-35643	94-3140772
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 581-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2013, the Board approved an amendment to Article III, Section 2 of the Company’s Amended and Restated Bylaws (“Amended Bylaws”) to eliminate the classification of the Board over a two-year period and provide for the annual election of directors starting with the 2013 annual meeting.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the text of the Amended Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01      Other Events.

On July 11, 2013, the Board announced that immediately following the 2013 annual meeting, the Board will be electing an independent, non-executive Chair under the rules and regulations of the NASDAQ Global Market® and U.S. Securities and Exchange Commission (“SEC”).

On July 11, 2013, the Company announced that its next annual meeting of stockholders will be held on October 15, 2013. As described in the Company’s Definitive Proxy Statement filed with the SEC on January 29, 2013, any shareholder proposal or nomination delivered to the Company on or before 60 days prior to October 15, 2013 will be deemed to have been timely delivered. Only stockholders of record at the close of business on August 30, 2013, the record date, are entitled to notice of, and to vote at, the annual meeting.

The full text of the press release issued in connection with these announcements is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
3.1	Amended and Restated Bylaws of Digital Generation, Inc., dated as of July 11, 2013.

99.1	Press Release, dated as of July 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION, INC.

Date: July 17, 2013	By:	/s/ Sean N. Markowitz
Name: Sean N. Markowitz
Title: General Counsel

EXHIBIT INDEX

Exhibit	Description of Exhibit
3.1	Amended and Restated Bylaws of Digital Generation, Inc., dated as of July 11, 2013.

99.1	Press Release, dated as of July 11, 2013.